NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE     CONTACT:    Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. Berkley Corporation Reports Fourth Quarter and Full Year 2023 Results
Fourth Quarter Return on Equity of 23.6% and Operating Return on Equity of 23.2%;
Record Quarterly and Annual Pre-Tax Underwriting Income and Net Investment Income

Greenwich, CT, January 24, 2024 - W. R. Berkley Corporation (NYSE: WRB) today reported its fourth quarter and full year 2023 results.
Summary Financial Data
(Amounts in thousands, except per share data)

	Fourth Quarter		Twelve Months
	2023	2022	2023	2022

Gross premiums written	$3,232,710	$2,914,877	$12,972,006	$11,909,052
Net premiums written	2,719,668	2,427,907	10,954,467	10,004,070

Net income to common stockholders	397,340	382,223	1,381,359	1,381,062
Net income per diluted share	1.47	1.37	5.05	4.94

Operating income (1)	391,753	323,329	1,344,567	1,223,934
Operating income per diluted share	1.45	1.16	4.92	4.38

Return on equity (2)	23.6%	23.0%	20.5%	20.8%
Operating return on equity (1) (2)	23.2%	19.4%	19.9%	18.4%

(1)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains and related expenses.
(2)Return on equity and operating return on equity represent net income and operating income, respectively, expressed on an annualized basis as a percentage of beginning of year common stockholders’ equity.

W. R. Berkley Corporation        2

Fourth quarter highlights included:
•Return on equity of 23.6%.
•Book value per share grew 11.6%, before dividends and share repurchases.
•Record net investment income of $313.3 million driven by 52.9% increase in the core portfolio.
•Net premiums written growth increased to 12.0%.
•The current accident year combined ratio before catastrophe losses of 1.2 loss ratio points was 87.2%.
•The reported combined ratio was 88.4%, including current accident year catastrophe losses of $32.0 million.
•Record pre-tax underwriting income grew 8.2% to $315.9 million.
•Average rate increases excluding workers' compensation were approximately 8.0%.
•Total capital returned to shareholders was $263.8 million, consisting of $106.7 million of share repurchases, $128.8 million of special dividends and $28.3 million of regular dividends.
Full year highlights included:
•Return on equity of 20.5%.
•Book value per share grew 25.5%, before dividends and share repurchases.
•Record annual pre-tax underwriting income of $1.1 billion.
•Gross and net premiums written grew 8.9% and 9.5% to records of $13.0 billion and $11.0 billion, respectively.
•Average rate increases excluding workers' compensation were approximately 8.1%.
•Net investment income grew 35.1% to a record $1.1 billion.
•Operating cash flow increased 14.0% to a record of $2.9 billion.
•Total capital returned to shareholders was $1.0 billion, consisting of $537.2 million of share repurchases, $390.0 million of special dividends and $111.4 million of regular dividends.

The Company commented:
Our Company completed another record-setting year in 2023, achieving a 23.6% annualized return on beginning equity in the fourth quarter. Our quarter and full year results were characterized by growth in net premiums written, along with record underwriting performance and net investment income. Book value per share grew 11.6% during the fourth quarter, before the return of $264 million of capital to shareholders through special and ordinary dividends and share repurchases.
Growth in net premiums written accelerated to 12% in the fourth quarter, as we deployed capital in areas of the business that we expect to achieve or exceed our targeted risk-adjusted return on equity. In a market where lines of business increasingly move independently from each other, our decentralized structure provides us with a competitive advantage that allows us to better navigate risks and embrace opportunities.
Net investment income from our fixed-maturity portfolio increased more than 50% during the quarter and 60% for the year as our portfolio grew and we (re)invested at higher interest rates. The current rates at which we can reinvest remains higher than our annual book yield, and record operating cash flow positions us well for future investment income growth.
Our Company performed exceptionally well during 2023, and we anticipate 2024 will continue to be rewarding for our shareholders. We view the current property and casualty insurance and investment environments as favorable to our business model. We are confident that we will continue to deliver superior long-term risk-adjusted returns and increase value to shareholders in 2024 and beyond.

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Webcast Conference Call
    The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on January 24, 2024, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at https://ir.berkley.com/events-and-presentations/default.aspx. Please log on early to register. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call. Additional financial information can be found on the Company's website at https://ir.berkley.com/investor-relations/financial-information/quarterly-results/default.aspx.
About W. R. Berkley Corporation
    Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance & Monoline Excess.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2024 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts, including claims for cyber security-related risks; natural and man-made catastrophic losses, including as a result of terrorist activities; the ongoing effects of the COVID-19 pandemic, or other epidemics and pandemics; the impact of climate change, which may alter the frequency and increase the severity of catastrophe events; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response to such conditions, on our results and financial condition; foreign currency and political risks relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2019; the ability or willingness of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; cyber security breaches of our information technology systems and the information technology systems of our vendors and other third parties, or related processes and systems; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2024 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # #

W. R. Berkley Corporation        5
Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Fourth Quarter		Twelve Months
	2023	2022	2023	2022
Revenues:
Net premiums written	$2,719,668	$2,427,907	$10,954,467	$10,004,070
Change in unearned premiums	(5,054)	85,317	(553,780)	(442,641)
Net premiums earned	2,714,614	2,513,224	10,400,687	9,561,429
Net investment income	313,341	231,283	1,052,835	779,185
Net investment gains:
Net realized and unrealized (losses) gains on investments	(2,862)	77,647	47,540	217,311
Change in allowance for credit losses on investments	10,666	(2,549)	(498)	(14,914)
Net investment gains	7,804	75,098	47,042	202,397
Revenues from non-insurance businesses	160,283	164,338	535,508	509,548
Insurance service fees	25,194	28,260	106,485	110,544
Other Income	146	1,599	381	3,396
Total Revenues	3,221,382	3,013,802	12,142,938	11,166,499
Expenses:
Loss and loss expenses	1,627,540	1,522,104	6,372,142	5,861,750
Other operating costs and expenses	906,011	822,248	3,363,936	2,961,505
Expenses from non-insurance businesses	154,754	159,127	524,998	493,189
Interest expense	31,879	31,902	127,459	130,374
Total expenses	2,720,184	2,535,381	10,388,535	9,446,818
Income before income tax	501,198	478,421	1,754,403	1,719,681
Income tax expense	(102,234)	(96,437)	(370,557)	(334,727)
Net Income before noncontrolling interests	398,964	381,984	1,383,846	1,384,954
Noncontrolling interest	(1,624)	239	(2,487)	(3,892)
Net income to common stockholders	$397,340	$382,223	$1,381,359	$1,381,062

Net income per share:
Basic	$1.48	$1.38	$5.10	$4.99
Diluted	$1.47	$1.37	$5.05	$4.94

Average shares outstanding (1):
Basic	269,053	276,625	271,000	276,852
Diluted	271,015	278,888	273,298	279,461

(1)Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1)

	Fourth Quarter		Twelve Months
	2023	2022	2023	2022
Insurance:
Gross premiums written	$2,902,010	$2,607,497	$11,561,138	$10,583,785
Net premiums written	2,410,348	2,147,121	9,657,121	8,784,146
Net premiums earned	2,382,621	2,207,057	9,130,324	8,369,062
Pre-tax income	486,697	403,473	1,640,438	1,455,658
Loss ratio	60.8%	61.4%	62.3%	61.3%
Expense ratio	28.6%	27.8%	28.4%	27.9%
GAAP Combined ratio	89.4%	89.2%	90.7%	89.2%

Reinsurance & Monoline Excess:
Gross premiums written	$330,700	$307,380	$1,410,868	$1,325,267
Net premiums written	309,320	280,786	1,297,346	1,219,924
Net premiums earned	331,993	306,167	1,270,363	1,192,367
Pre-tax income	125,474	107,161	438,765	316,527
Loss ratio	53.8%	54.2%	53.8%	61.3%
Expense ratio	27.4%	28.6%	28.3%	28.4%
GAAP Combined ratio	81.2%	82.8%	82.1%	89.7%

Corporate and Eliminations:
Net investment gains	$7,804	$75,098	$47,042	$202,397
Interest expense	(31,879)	(31,902)	(127,459)	(130,374)
Other expenses	(86,898)	(75,409)	(244,383)	(124,527)
Pre-tax loss	(110,973)	(32,213)	(324,800)	(52,504)

Consolidated:
Gross premiums written	$3,232,710	$2,914,877	$12,972,006	$11,909,052
Net premiums written	2,719,668	2,427,907	10,954,467	10,004,070
Net premiums earned	2,714,614	2,513,224	10,400,687	9,561,429
Pre-tax income	501,198	478,421	1,754,403	1,719,681
Loss ratio	60.0%	60.6%	61.3%	61.3%
Expense ratio	28.4%	27.8%	28.4%	28.0%
GAAP Combined ratio	88.4%	88.4%	89.7%	89.3%

(1)Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

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Supplemental Information
(Amounts in thousands)

	Fourth Quarter		Twelve Months
	2023	2022	2023	2022
Net premiums written:
Other liability	$971,611	$838,516	$3,840,908	$3,408,254
Short-tail lines (1)	527,074	431,528	2,099,684	1,749,926
Auto	351,934	308,746	1,397,585	1,257,659
Workers' compensation	290,203	281,070	1,228,058	1,221,804
Professional liability	269,526	287,261	1,090,886	1,146,503
Total Insurance	2,410,348	2,147,121	9,657,121	8,784,146
Casualty reinsurance	197,059	201,851	769,161	785,631
Property reinsurance	76,975	49,137	280,060	211,772
Monoline excess	35,286	29,798	248,125	222,521
Total Reinsurance & Monoline Excess	309,320	280,786	1,297,346	1,219,924
Total	$2,719,668	$2,427,907	$10,954,467	$10,004,070

Current accident year losses from catastrophes (including COVID-19 related losses):
Insurance	$20,488	$24,592	$159,897	$126,393
Reinsurance & Monoline Excess	11,529	6,253	35,065	85,317
Total	$32,017	$30,845	$194,962	$211,710

Net Investment income:
Core portfolio (2)	$285,841	$186,897	$966,723	$588,873
Investment funds	11,300	23,180	16,743	145,099
Arbitrage trading account	16,200	21,206	69,369	45,213
Total	$313,341	$231,283	$1,052,835	$779,185

Net realized and unrealized (losses) gains on investments:
Net realized (losses) gains on investments	$(27,705)	$(10,422)	$(22,908)	$217,943
Change in unrealized gains (losses) on equity securities	24,843	88,069	70,448	(632)
Total	$(2,862)	$77,647	$47,540	$217,311

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$771,170	$699,227	$2,954,686	$2,673,903
Insurance service expenses	21,379	25,071	91,714	96,419
Net foreign currency losses (gains)	33,577	34,130	31,799	(50,930)
Other costs and expenses	79,885	63,820	285,737	242,113
Total	$906,011	$822,248	$3,363,936	$2,961,505

Cash flow from operations	$698,076	$795,301	$2,929,238	$2,568,604

Reconciliation of net income to operating income:
Net income	$397,340	$382,223	$1,381,359	$1,381,062
Pre-tax investment gains, net of related expenses	(7,804)	(75,098)	(47,042)	(199,087)
Income tax expense	2,217	16,204	10,250	41,959
Operating income after-tax (3)	$391,753	$323,329	$1,344,567	$1,223,934

(1)Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery, high net worth homeowners and other lines.
(2)Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(3)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses). Net investment gains (losses) are computed net of related expenses, including performance-based compensatory costs associated with realized investment gains. Management believes this measurement provides a useful indicator of trends in the Company’s underlying operations.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	December 31, 2023	December 31, 2022

Net invested assets (1)	$26,973,703	$24,545,672
Total assets	37,202,015	33,861,099
Reserves for losses and loss expenses	18,739,652	17,011,223
Senior notes and other debt	1,827,951	1,828,823
Subordinated debentures	1,009,090	1,008,371
Common stockholders' equity (2)	7,455,431	6,748,332
Common stock outstanding (3)	256,545	264,546
Book value per share (4)	29.06	25.51
Tangible book value per share (4)	28.08	24.58

(1)Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.
(2)As of December 31, 2023, reflected in common stockholders' equity are after-tax unrealized investment losses of $586 million and unrealized currency translation losses of $340 million. As of December 31, 2022, after-tax unrealized investment losses were $893 million and unrealized currency translation losses were $372 million.
(3)During the twelve months ended December 31, 2023, the Company repurchased 8,707,676 shares of its common stock for $537.2 million. During the three months ended December 31, 2023, the Company repurchased 1,560,701 shares of its common stock for $106.7 million. The number of shares of common stock outstanding excludes shares held in a grantor trust.
(4)Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

W. R. Berkley Corporation        9
Investment Portfolio
December 31, 2023
(Amounts in thousands, except percentages)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$1,716,731	6.4%
State and municipal:
Special revenue	1,606,195	6.0%
State general obligation	432,078	1.6%
Local general obligation	387,336	1.4%
Corporate backed	154,839	0.6%
Pre-refunded	104,478	0.4%
Total state and municipal	2,684,926	10.0%
Mortgage-backed securities:
Agency	1,429,956	5.3%
Commercial	644,313	2.4%
Residential - Prime	192,193	0.7%
Residential - Alt A	2,861	0.0%
Total mortgage-backed securities	2,269,323	8.4%
Asset-backed securities	4,187,040	15.5%
Corporate:
Industrial	3,559,555	13.2%
Financial	2,779,234	10.3%
Utilities	684,924	2.5%
Other	630,346	2.3%
Total corporate	7,654,059	28.3%
Foreign government	1,666,229	6.2%
Total fixed maturity securities (1)	20,178,308	74.8%
Equity securities available for sale:
Common stocks	838,054	3.1%
Preferred stocks	252,293	0.9%
Total equity securities available for sale	1,090,347	4.0%
Cash and cash equivalents (2)	1,694,199	6.3%
Investment funds	1,621,655	6.0%
Real estate	1,249,874	4.6%
Arbitrage trading account	938,049	3.5%
Loans receivable	201,271	0.8%
Net invested assets	$26,973,703	100.0%

(1)Total fixed maturity securities had an average rating of AA- and an average duration of 2.4 years, including cash and cash equivalents.
(2)Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchase.